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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 15, 2002





                             BRAZIL FAST FOOD CORP.
             (Exact name of Registrant as specified in its charter)





       Delaware                         0-23278                13-3688737
(State of Incorporation)        (Commission File No.)       (I.R.S. Employer
                                                            Identification No.)



                          Av. Brasil, 6431 - Bonsucesso
                                  CEP 21040-360
                             Rio de Janeiro, Brazil
                    (Address of principal executive offices)

                 Registrant's telephone number: 55 21 2564-6452

   (Address and telephone number of registrant's principal executive offices)



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Item 5. Other Events.

     On May 15, 2002, we entered into an agreement (the "Agreement") with Gustavo Figueredo Bomeny and CCC Emprendimentos e Participacoes Ltd.. (collectively, the "New Investors") pursuant to which the New Investors agreed to purchase an aggregate of 2,500,000 shares of our common stock for R$5,000,000, of which R$2,000,000 was payable within 48 hours and R$3,000,000 no later than 30 days thereafter. The New Investors also were accorded the right, exercisable in their discretion within thirty days after we shall have received the aforementioned R$5,000,000, to purchase up to an additional 850,000 shares of our common stock at a price in Brazilian reais, computed at the time or times of exercise, equivalent to US$1.00 per share.

     The Agreement provides that once we have received R$5,000,000 from the New Investors, certain of our current shareholders, namely BigBurger Ltda., Jose Ricardo Bosquet Bomeny, Omar Carneiro da Cunha, Seaview Venture Group, Peter van Voorst Vader and Shampi Investments A.E.C. (collectively, the "Current Shareholders"), and the New Investors shall thereafter collectively vote their respective shares of our common stock to cause our board of directors to be comprised of five members, of which one member shall be designated by BigBurger Ltda., two by the New Investors, one by Mr. Da Cunha and one by Mr. Lawrence Burstein, respectively.

     The Agreement requires the Current Shareholders and the New Investors to cause their respective board designees to vote upon the following matters, among others, as directed by a majority of their respective shares:

     -    changes in our authorized capitalization;

     -    new issuances of our common stock;

     -    redemption of our outstanding common stock;

     - changes in our capital structure such as the authorization of new classes of our common stock;

     - changes in the size of our board of directors or in the manner of electing its members;

     -    changes in our corporate purposes;

     -    our dissolution or liquidation;

     - approval of our annual business plans and budgets and modifications thereto;

     -    corporate restructurings;

     - acquisitions or dispositions of assets having a value, individually or cumulatively, in excess of US$50,000;

     -    formation of joint ventures and strategic alliances;

     - any agreement with any one or more of the Current Shareholders or the New Investors;

     - loans or guarantees for the benefit of any of the Current Shareholders or the New Investors which, individually or cumulatively, exceed US$50,000;

     - option or profit sharing grants or awards to officers, employees or other persons or entities;

     - initiation of any legal or administrative proceeding that involves sums which, individually or cumulatively, are in excess of US$50,000; and

     -    conduct of the business and affairs of our subsidiaries.

     The Agreement further requires that the Current Shareholders and the New Investors vote their respective shares of our common stock as directed by a majority of such shares upon all matters as may be presented to our shareholders for their consideration and vote at annual shareholders' meetings.

     The Agreement also requires us to retain the services of either Ricardo Figueredo Bomeny, or an entity of which he is a principal, to manage our day-to-day operations for a term of two years, for which Mr. Bomeny or his affiliate, as applicable, will receive 20,000 shares of our common stock for each of the first twelve months of such two-year term, a sum in cash for the second twelve months of such term in an amount to be mutually agreed upon at a future date, and an additional 260,000 shares at the end of the two-year term conditioned upon the attainment of specified operational cost-savings.

     The Agreement contemplates that Peter van Voorst Vader, our current chief executive officer, will continue to serve as such through at least May 15, 2003.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements - None

     (b)  Pro Forma Financial Information - None

     (c)  Exhibits:

          Exhibit No.                     Description
          -----------                     -----------

          99.1 Capitalization and Administrative Restructuring Intentions Protocol dated May 15, 2002 by and among Brazil Fast Food Corp., Gustavo Figueredo Bomeny, CCC Emprendimentos e Participacoes Ltda., BigBurger Ltda., Jose Ricardo Bosquet Bomeny, Omar Carneiro da Cunha, Seaview Venture Group, Peter van Voorst Vader and Shampi Investments A.E.C.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2002

                                          BRAZIL FAST FOOD CORP.



                                          By:   /s/ PETER J.F. VAN VOORST VADER
                                                -------------------------------
                                                Peter J. F. van Voorst Vader
                                                Chief Executive Officer